Exhibit 8.1

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Milan

Re:	Agreement and Plan of Merger, dated as of September 15, 2019

Ladies and Gentlemen:

We have acted as special tax counsel to Energy Transfer LP, a Delaware limited partnership (“Energy Transfer”), in connection with (i) the proposed merger (the “Merger”) of Nautilus Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“Merger Sub”), with and into SemGroup Corporation, a Delaware corporation (“SemGroup”), with SemGroup surviving the Merger as a direct wholly owned subsidiary of Energy Transfer, as contemplated by the Agreement and Plan of Merger, dated as of September 15, 2019, by and among Energy Transfer, Merger Sub and SemGroup (the “Merger Agreement”); and (ii) the preparation of a registration statement on Form S-4 (File No. 333-234080) (such registration statement, as amended through the effective date thereof, together with the registration statement filed by Energy Transfer on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”), collectively referred to herein as the “Registration Statement”) filed with Securities and Exchange Commission by Energy Transfer, including the proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Merger Agreement. This opinion is being delivered in connection with the Registration Statement. Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any exhibits and schedules thereto), (ii) the Registration Statement and the proxy statement/prospectus, (iii) the tax officer’s certificate of Energy Transfer delivered to us for purposes of this opinion (the “Officer’s Certificate”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

October 28, 2019

In addition, we have assumed, with your consent, that:

1.

Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Merger) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.

The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statement and the proxy statement/prospectus, and the Merger will be effective under the laws of the State of Delaware;

3.

All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the effective time of the Merger and throughout the subsequent periods specified in the Officer’s Certificate, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions or representations or that make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Merger or throughout the subsequent periods specified in the Officer’s Certificate;

4.

Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the effective time of the Merger, in each case without such qualification; and

5.	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, the Registration Statement and the proxy statement/prospectus.

October 28, 2019

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Merger Agreement, the Registration Statement, the proxy statement/prospectus constituting part of the Registration Statement and the Officer’s Certificate, the statements in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of ET Common Unit Ownership,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.

This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of Common Unit ownership or all of the matters discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of ET Common Unit Ownership.” We express no opinion as to U.S. federal, state, local, foreign or other tax consequences, other than as set forth herein and in the Registration Statement. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein and in the Registration Statement. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2.

No opinion is expressed as (i) to any matter not discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of ET Common Unit Ownership” or (ii) to any matter whatsoever if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied, including in the Registration Statement, the proxy statement/prospectus and the Officer’s Certificate, are not true and accurate at all relevant times.

October 28, 2019

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the caption “Material U.S. Federal Income Tax Consequences of ET Common Unit Ownership.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP